CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AQR Funds of our report dated February 23, 2018, relating to the financial statements and financial highlights, which appears in AQR Alternative Risk Premia Fund’s, AQR Diversified Arbitrage Fund’s, AQR Equity Market Neutral Fund’s, AQR Global Macro Fund’s, AQR Long-Short Equity Fund’s, AQR Managed Futures Strategy Fund’s, AQR Managed Futures Strategy HV Fund’s, AQR Multi-Strategy Alternative Fund’s, AQR Risk-Balanced Commodities Strategy Fund’s, AQR Risk Parity Fund’s, AQR Risk Parity II HV Fund’s, AQR Risk Parity II MV Fund’s, AQR Style Premia Alternative Fund’s, and AQR Style Premia Alternative LV Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings: “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers

New York, New York

April 26, 2018